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                                                                     EXHIBIT 4.6

THIS IS A PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT REFERRED TO BELOW.

UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO NATIONAL COMMERCE CAPITAL TRUST II OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



CERTIFICATE NUMBER:                        NUMBER OF PREFERRED SECURITIES:

          AGGREGATE LIQUIDATION AMOUNT OF PREFERRED SECURITIES: [   ]

                                CUSIP NO. 635458

               CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                                       OF

                       NATIONAL COMMERCE CAPITAL TRUST II

                        ___% TRUST PREFERRED SECURITIES,

            (LIQUIDATION AMOUNT $25.00 PER TRUST PREFERRED SECURITY)

     National Commerce Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of preferred securities in the aggregate liquidation amount of $200,000,000 of the Trust representing undivided beneficial interests in the assets of the Trust and designated
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the National Commerce Capital Trust II [______%] Trust Preferred Securities
(liquidation amount $25.00 per Trust Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of as __________ _____, 2001, among National Commerce Financial Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein.

     The Holder is entitled to the benefits of the Guarantee Agreement entered into by National Commerce Financial Corporation, a Tennessee corporation ("NCF"), and The Bank of New York, a New York banking corporation, as guarantee trustee, dated as of December _____, 2001 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This certificate and the Preferred Securities evidenced hereby shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of __________, 2001.

                                       NATIONAL COMMERCE CAPITAL TRUST II,

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                                    Administrative Trustee

This is one of the Securities referred to in the within mentioned Trust
Agreement.

Date of Authentication:

THE BANK OF NEW YORK,
 as Property Trustee,

By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------
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Countersignature (in the event the administrative trustee signs above by facsimile):

Date:
      -----------------------------

THE BANK OF NEW YORK,
 as Transfer Agent,

By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------